Exhibit 99.1

Veritone Secures $6.5 Million of Loans Under Paycheck Protection Program Provisions of CARES Act

COSTA MESA, Calif., April 16, 2020, Veritone, Inc. (NASDAQ: VERI) today announced it, and its subsidiary, Veritone One, Inc., have received a total of $6.5 million of loans from Sunwest Bank under the Paycheck Protection Program (PPP) contained within the new Coronavirus Aid, Relief, and Economic Security (CARES) Act.

Chad Steelberg, Chairman and CEO of Veritone, said, “Small businesses are vital to the nation’s economy, and we are grateful the CARES Act established a safety net to help companies like Veritone weather the significant disruption and uncertainty associated with the COVID-19 pandemic. This loan, together with our cost savings initiatives, will help us to continue operations without salary reductions, layoffs or furloughs, despite this dynamic and challenging economic environment.”

Veritone President Ryan Steelberg added,  “During this unprecedented and uncertain time, our team has focused on controlling what we can and improving efficiencies.  We shifted to working from home in mid-March, and our whole team has rallied together to serve our customers, continue our software development and pursue new business opportunities, while reducing our operating expenses. I couldn't be prouder of their performance over the past month.  As a result of these efforts, we do not anticipate needing additional funds beyond this PPP loan in the near term based on our business outlook.”

The PPP loan has a term of two years, is unsecured, and is guaranteed by the U.S. Small Business Administration.  The loan carries a fixed interest rate of one percent per annum, with the first six months of interest deferred.  Under the CARES Act, Veritone will be eligible to apply for forgiveness of all loan proceeds used to pay payroll costs, rent, utilities and other qualifying expenses during the eight-week period following receipt of the loan, provided that the Company maintains its employment and compensation within certain parameters during such period.  The forgiven amount will not be included in the Company’s taxable income.

About Veritone

Veritone (Nasdaq: VERI) is a leading provider of artificial intelligence (AI) technology and solutions. The Company’s proprietary operating system, aiWARE™ powers a diverse set of AI applications and intelligent process automation solutions that are transforming both commercial  and government organizations. aiWARE orchestrates an expanding ecosystem of machine learning models to transform audio, video, and other data sources into actionable intelligence. The Company’s AI developer tools enable its customers and partners to easily develop and deploy custom applications that leverage the power of AI to dramatically improve operational efficiency and unlock untapped opportunities. Veritone is headquartered in Costa Mesa, California, and has offices in Denver, London, New York, San Diego, and Seattle. To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the Company’s expectations that it will be able to continue operations without salary reductions, layoffs or furloughs, that it will not need additional funds beyond the PPP loan in the near term, and that it will be eligible to apply for forgiveness of its PPP loan. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the Company’s ability to achieve broad recognition and customer acceptance of its products and services; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE operating system; the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant cognitive engines and applications; the Company’s ability to successfully identify and integrate such additional third-party cognitive engines and applications onto its aiWARE operating system, and to continue to be able to access and utilize such engines and applications, and the cost thereof; as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Brian Alger, CFA

SVP, Corporate Development & Investor Relations

Veritone, Inc.

(949) 386-4318

investors@veritone.com

Investor Relations Contact:

Kirsten Chapman

LHA Investor Relations

(415) 433-3777

veri@lhai.com